UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 15, 2009
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2009, Hutchinson Technology Incorporated (the “Company”) entered into an agreement to sell the Company’s real property in Sioux Falls, South Dakota, and certain related personal property for cash consideration of $12,000,000.  The sale to Sanford Health, a South Dakota nonprofit corporation, is scheduled to close on or before July 31, 2009, subject to certain contingencies.  The Company estimates that the sale will result in a gain of approximately $1,500,000, to be recorded in the fiscal quarter in which the sale closes.

The Company previously announced the closure of its facility in Sioux Falls, South Dakota and the consolidation of operations at the Sioux Falls facility into the Company’s facilities in Eau Claire, Wisconsin and Hutchinson, Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: May 15, 2009	/s/ John A. Ingleman John A. Ingleman Senior Vice President and Chief Financial Officer